UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________ Form 8-K ________________
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018
EASTMAN KODAK COMPANY (Exact name of registrant as specified in its charter)
NEW JERSEY (State or other jurisdiction of incorporation)	1-87 (Commission File Number)	16-0417150 (IRS Employer Identification No.)
343 State Street Rochester, NY 14650 (Address of principal executive offices with zip code)
(585) 724-4000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 11, 2018 (the “Effective Date”), Eric-Yves Mahe, age 56, Senior Vice President, Eastman Kodak Company (the “Company”) and President, Software and Solutions Division (“SSD”), has been appointed President, Consumer and Film Division.  Mr. Mahe will also continue in his role as President of SSD.

In light of Mr. Mahe’s increased responsibilities as a result of his new appointment, Mr. Mahe, who is based in Singapore, will receive the following changes to his compensation on the Effective Date:  (i) an increase in his base salary from SGD 600,000 (which corresponds to USD $444,600 based on the last 12-month average exchange rate for SGD to USD of 0.741) to SGD 660,000 (which corresponds to USD $489,060 based on the last 12-month average exchange rate for SGD to USD of 0.741); (ii) an increase in his target percentage opportunity under the Executive Compensation for Excellence and Leadership bonus plan from 50% to 60%; (iii) a one-time special equity award under the 2013 Omnibus Incentive Plan, as amended, granted on the Effective Date, with a grant value of USD $200,000, with 50% in Restricted Stock Units (“RSUs”) and 50% in Non-Qualified Stock Options (“Options,” with the number of shares to be determined by dividing such grant value by the Black-Scholes value of the Company’s common stock on the Effective Date and rounding down to the nearest whole share), with an exercise price per share equal to the closing price of the Company’s common stock on the Effective Date, with each of the RSUs and Options to have three-year vesting with respect to one-third of the shares on each of June 11, 2019, June 11, 2020 and June 11, 2021, pursuant to the Company’s 2013 Omnibus Incentive Plan Form of Restricted Stock Unit and Nonqualified Stock Option Award Agreement (with Modified Accelerated Vesting); and (iv) participation in the 2018 Supplemental Bonus Plan, with the management business objectives as recommended by the Company’s Chief Executive Officer.

Since January 1, 2015, Mr. Mahe has been President of SSD, which serves existing and future workflow software customers with software to manage digital and conventional print content from creation to output, as well as serving enterprise customers primarily in the government and financial services sectors with managed media services to assist with printing requirements and document management services, including the capture, archiving, retrieval and delivery of documents.  In addition, during this time, Mr. Mahe has founded, launched and developed KODAKIT, the Company’s global, on-demand professional photography service for the travel, food, product and real estate markets.  Mr. Mahe joined the Company in April 2014 and served as Senior Vice President Kodak Technology Solutions, Sales Strategy and Sales Operations.  In that capacity, Mr. Mahe was responsible for formulating a strategy to drive and measure sales of the Company’s unique and innovative portfolio of hardware, consumables, software and services.  Mr. Mahe also advised the Company’s senior management team on software, OEM partnerships and the sale of complex solutions.  The Board of Directors elected him a senior vice president in April 2014.  Prior to joining the Company, Mr. Mahe was based in Singapore with Pitney Bowes Inc., most recently as President, Global Growth Markets, with responsibility for the company’s operations in Latin America, Asia Pacific, Middle East, Africa and emerging markets, from July 2010 until March 2014.  He also previously held leadership positions with CA Technologies, Sun Microsystems, Siemens Nixdorf and Xerox.

Section 9 — Financial Statements and Exhibits

Item 9.01Financial Statements and Exhibits

(d)Exhibits

The following exhibit relating to Item 5.02 of this Form 8-K is furnished herewith:

Exhibit No.Exhibit

99.1Press release issued by Eastman Kodak Company dated June 11, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:   /s/ Sharon E. Underberg

Name: Sharon E. Underberg

Title:   Senior Vice President, General Counsel & Secretary

Date:  June 11, 2018

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